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                                                                   EXHIBIT 10.10




                                                    as of December 22, 2004


Quaker Fabric Corporation of Fall River
941 Grinnell Street
Fall River, Massachusetts 02721
Attention:  Mr. Paul J. Kelly

         Re:  Waiver to Note Agreements

Ladies and Gentlemen:

         Reference is hereby made to the Note Agreement dated as of October 10, 1997 (as amended and in effect on the date hereof, the "1997 Note Agreement") and the Note Purchase and Private Shelf Agreement dated as of February 14, 2002 (as amended and in effect on the date hereof, the "2002 Note Agreement" and, together with the 1997 Note Agreement, the "Note Agreements") in each case between Quaker Fabric Corporation of Fall River, a Massachusetts corporation (the "Company"), and the Purchasers identified therein. All capitalized terms used herein without definition that are defined in the Note Agreements shall have the same meanings herein as therein. All accounting terms used herein and not otherwise defined shall be used in accordance with generally accepted accounting principles.

         The Company and the Guarantor have informed Prudential that for the fiscal quarter ending on January 1, 2005, they anticipate that the Fixed Charge Ratio for the prior four (4) consecutive fiscal quarters ending on January 1, 2005 will be less than 1.75 to 1.00. Each of the Company and the Guarantor acknowledges and agrees that such performance results will constitute an Event of Default (the "Specified Default") under Subparagraph 6D of each Note Agreement.

         The Company and the Guarantor have now requested, and by its signature below each of the Purchasers agrees to grant, a limited waiver in respect of the Specified Default subject to the terms and conditions provided herein. In consideration of the Purchasers' agreement to waive the Specified Default through the period ending February 27, 2005 (the "Limited Waiver Period"), the Company and the Guarantor agree that:

                  1. an Event of Default will exist on February 28, 2005 and that at such time the Purchasers will have all of their rights and remedies as a result of the existence of an Event of Default under the Note Agreements, the Guaranties and any other document, instrument or





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         agreement executed in connection therewith or otherwise evidencing any extensions of credit made by the Purchasers to the Company;

                  2. notwithstanding the waiver set forth herein, the Purchasers shall be entitled to the inspection rights set forth in Subparagraph 5C of each Note Agreement at the Company's expense;

                  3. except as expressly set forth herein, this letter shall not alter, release, discharge or otherwise affect any of their obligations under the Note Agreeements, the Guaranties or otherwise under any other document, instrument or agreement executed in connection therewith under which such Person acts as a primary or secondary obligor; and

                  4. each of the Company and the Guarantor will comply and will continue to comply with all of the terms, covenants and provisions contained in the Note Agreements and the Guaranties.

         The Purchasers' agreements contained herein shall become effective upon the satisfaction of the following conditions:

                  (a) each of the Company and the Guarantor shall have executed and delivered to Prudential counterparts of this letter; and

                  (b) the Purchasers shall have received fully executed copies of waiver documentation, in form and substance satisfactory to Prudential, to the Second Amended and Restated Credit Agreement dated as of February 14, 2002 (as amended, the "Credit Agreement") between the Company and the bank lenders identified therein pursuant to which the bank lenders have waived compliance with the provisions of the Credit Agreement and any other applicable document relating thereto with respect to the Debt Service Coverage Ratio and EBIT requirements set forth therein, in each case for the duration of the Limited Waiver Period.

         This letter agreement may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this letter agreement it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

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         If the foregoing terms are acceptable to you, we request that you indicate your agreement to these provisions by signing the counterpart of this letter enclosed herewith and returning such counterpart to us.

                                                Very truly yours,

                  THE PRUDENTIAL INSURANCE COMPANY OF AMERICA


                                                By: /s/ Kevin Kraska
                                                    -------------------
                                                    Name:  Kevin Kraska
                                                    Title: Vice President


                                                PRUCO LIFE INSURANCE COMPANY


                                                By: /s/ Kevin Kraska
                                                    -------------------
                                                    Name:  Kevin Kraska
                                                    Title: Asst Vice President

ACCEPTED AND AGREED
as of December 22, 2004

QUAKER FABRIC CORPORATION OF FALL RIVER


By: /s/ Paul J. Kelly
    -----------------
    Name: Paul J. Kelly
    Title: Vice President Finance & CFO


QUAKER FABRIC CORPORATION


By: /s/ Paul J. Kelly
    -----------------
    Name: Paul J. Kelly
    Title: Vice President Finance & CFO